Exhibit 10.1

SECOND AMENDMENT OF

AGREEMENT AND PLAN OF MERGER

This Second Amendment of Agreement and Plan of Merger (this “Amendment”) is made and entered into as of December 31, 2014 (the “Amendment Date”) by and among (a) Par Petroleum Corporation, a Delaware corporation (“Parent”), (b) Bogey, Inc., a Hawaii corporation and a wholly-owned, indirect subsidiary of Parent (“Merger Sub”), (c) Koko’oha Investments, Inc., a Hawaii corporation (the “Company”), and (d) Bill D. Mills, in his capacity as the Shareholders’ Representative. Parent, Merger Sub, the Company and the Shareholders’ Representative are each referred to herein as a “Party” and collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of June 2, 2014, as amended by that certain Amendment to Agreement and Plan of Merger dated September 9, 2014 (the “Agreement”);

WHEREAS, the Parties anticipate the HSR Waiting Period extending beyond January 1, 2015; and

WHEREAS, the Parties hereto desire to amend the Agreement as provided below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement.

2. Final Termination Date. Section 9.1(b) of the Agreement shall be amended in its entirety to read as follows:

“(b) by the Company or Parent, if the Merger shall not have been consummated on or before March 31, 2015 (the “Final Termination Date”); provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date;”

3. No Other Effect. Except as specifically set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

4. Counterparts; Signatures. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Amendment. Signatures to this Amendment transmitted by ..pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this Amendment.

5. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signatures Follow on Next Page.]

The Parties have executed this Amendment as of the Amendment Date.

PARENT:

PAR PETROLEUM CORPORATION

By:	/s/ James Matthew Vaughn
Name: James Matthew Vaughn
Title: Sr. Vice President and General Counsel

MERGER SUB:

BOGEY, INC.

By:	/s/ Eric Wright
Name: Eric Wright
Title: President

COMPANY:

KOKO’OHA INVESTMENTS, INC.

By:	/s/ Jim R. Yates
Name: Jim R. Yates
Title: President

SHAREHOLDERS’ REPRESENTATIVE:

/s/ Bill D. Mills
BILL D. MILLS